UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 05, 2022

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010-7278

(Address of principal executive offices) (Zip code)

(847) 787-7361

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2022, Eton Pharmaceuticals, Inc. (the “Company”) amended its Credit Agreement with SWK Holdings Corporation (the “Credit Agreement”) dated as of November 13, 2019 among the Company, SWK Funding LLC, as Agent, and the financial institutions party thereto. The amendment provides for:

(i)	a reduction of the base interest rate from LIBOR 3-month plus 10.0% to LIBOR 3-month plus 8.0%, subject to a stated LIBOR floor rate of 2.0%;
(ii)	additional loan principal payments are deferred until May 15, 2023; and
(iii)	an extension of the 1% loan prepayment fee from May 13, 2023 until May 13, 2024.

The other terms and conditions of the Credit Agreement remain unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2022	By:	/s/ W. Wilson Troutman
Chief Financial Officer

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